                                  SCHEDULE 14A
                                (RULE 14(a)-101
                   INFORMATION REQUIRED IN A PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                         Molten Metal Technology, Inc.
                (Name of Registrant as Specified In Its Charter)





    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                         MOLTEN METAL TECHNOLOGY, INC.

                             400-2 TOTTEN POND ROAD
                          WALTHAM, MASSACHUSETTS 02154

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Molten Metal Technology, Inc.:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Molten Metal Technology, Inc. (the "Company") will be held at the Wyndham Garden Hotel, 420 Totten Pond Road, Waltham, Massachusetts, on Wednesday, July 16, 1997 at 10:00 A.M. (local time) for the following purposes:

     (a) To elect directors of the Company;

     (b) To consider and vote upon a proposal to ratify the selection by the Board of Directors of the firm of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending December 31, 1997; and

     (c) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed May 19, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 1997 Annual Meeting of Stockholders. Accordingly, only stockholders of record at the close of business on May 19, 1997 will be entitled to notice of, and to vote at, such meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          ETHAN E. JACKS
                                          Secretary

June 13, 1997

         NOTE: THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF THE ACCOMPANYING PROXY. A RETURN ENVELOPE IS ENCLOSED.

                         MOLTEN METAL TECHNOLOGY, INC.

                      ------------------------------------

                                PROXY STATEMENT

                      ------------------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     The enclosed proxy is solicited by the Board of Directors of Molten Metal Technology, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders and at any adjournments or postponements thereof (the "Meeting"). The Meeting will be held at 10:00 A.M. (local time) on July 16, 1997 at the Wyndham Garden Hotel, 420 Totten Pond Road, Waltham, Massachusetts.

     The Company's principal executive office is located at 400-2 Totten Pond Road, Waltham, Massachusetts 02154.

     The cost of soliciting proxies by mail, telephone, telegraph or in person will be borne by the Company. In addition to solicitation by mail, the Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy material to the beneficial owners of shares held by them.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Meeting and a return envelope for the proxy are enclosed. You may revoke your proxy at any time prior to its use by giving written notice to the Secretary of the Company, by executing a revised proxy at a later date or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made by you thereon or, in the absence of such specifications, in favor of the election of the nominees for directors listed herein, and in favor of the proposal to ratify the selection of Price Waterhouse LLP as independent accountants for the fiscal year ending December 31, 1997, and, with respect to any other business which may properly come before the Meeting, in the discretion of the named proxies. Shares represented by executed proxies which abstain or are withheld from one or all matters to be acted upon at the Meeting will be considered for the purpose of determining whether a quorum is present at the Meeting but will not be considered in determining whether the matter abstained or withheld from is approved by an affirmative vote of the requisite percentage of the shares voting on such matter. Similarly, broker non-votes (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be considered for the purpose of determining whether a quorum is present, but will not be considered in determining whether the matter is approved by an affirmative vote of the requisite percentage of shares voting on such matter. Proxies submitted with abstentions as to one or more proposals will be counted as present for purposes of establishing a quorum for such proposals.

RECORD DATE AND VOTING RIGHTS

     All holders of record of the common stock, par value $.01 per share, of the Company (the "Common Stock") at the close of business on May 19, 1997 will be eligible to vote at the Meeting. Each share is entitled to one vote. As of May 19, 1997, the Company had outstanding 23,599,664 shares of Common Stock. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of business at the Meeting. This proxy statement and the enclosed proxy are first being mailed or given to stockholders on or about June 13, 1997.

            SHARE OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information as of May 19, 1997 with respect to the beneficial ownership of the Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock as of May 19, 1997, one of whom is the Chief Executive Officer of the Company, (ii) those persons who were, at December 31, 1996, the other four most highly compensated officers of the Company, (iii) each director of the Company, and (iv) all present executive officers and directors of the Company as a group. As of May 19, 1997, 23,599,664 shares of Common Stock were outstanding.

                                                      AMOUNT AND NATURE OF         PERCENTAGE OF
                  NAME AND ADDRESS                    BENEFICIAL OWNERSHIP     OUTSTANDING SHARES OF
                OF BENEFICIAL OWNER                    OF COMMON STOCK(1)      COMMON STOCK OWNED(1)
----------------------------------------------------  --------------------     ---------------------
William M. Haney, III(2)............................        5,346,786                  22.01%
400-2 Totten Pond Road
Waltham, MA 02154

John T. Preston(3)..................................        2,290,507                   9.70%
238 Main Street
Cambridge, MA 02141

The Travelers Companies (4).........................        1,913,917                   8.11%
One Tower Square
Hartford, CT 06183

Christopher J. Nagel, Sc.D.(5)......................        2,075,965                   8.10%
400-2 Totten Pond Road
Waltham, MA 02154

Benjamin T. Downs(6)................................          367,092                   1.54%
400-2 Totten Pond Road
Waltham, MA 02154

Robert A. Swanson(7)................................          267,915                   1.12%

Peter A. Lewis(8)...................................          114,697                      *

Victor E. Gatto, Jr.(9).............................           65,779                      *

Maurice F. Strong(10)...............................           54,916                      *

G. Earl McConchie(11)...............................           53,599                      *

James B. Anderson, Ph.D.(12)........................           17,500                      *

All officers and directors as a group (14
  persons)(2)-(4), (6)-(13).........................       10,918,716                  40.20%

---------------

   * Less than 1%.

 (1) The shares owned, and the shares included in the total number of shares outstanding, have been adjusted, and the percentage owned has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. Includes options with respect to shares of Common Stock that can be exercised as of May 19, 1997 (or within 60 days after such date). Except as set forth in these footnotes, such shares are beneficially owned with sole investment and sole voting power.

 (2) Includes 697,811 shares of Common Stock issuable upon exercise of outstanding options exercisable as of May 19, 1997 (or within 60 days after such date).

 (3) Includes 6,250 shares of Common Stock issuable upon exercise of outstanding options exercisable as of May 19, 1997 (or within 60 days after such date). Also includes 500 shares held of record by Mr. Preston's children. Mr. Preston disclaims beneficial ownership of such shares.

 (4) Represents shares owned by The Travelers Insurance Company; The Travelers Insurance Group, Inc.; PFS Services, Inc.; Associated Madison Companies, Inc.; and the Travelers Group, Inc. Information is based upon a joint
     Schedule 13G dated January 28, 1997 furnished to the Company by such beneficial owners.

 (5) Includes 2,045,346 shares of Common Stock issuable upon exercise of outstanding options exercisable as of May 19, 1997 (or within 60 days after such date).

 (6) Includes 210,878 shares of Common Stock issuable upon exercise of outstanding options exercisable as of May 19, 1997 (or within 60 days after such date).

 (7) Includes 227,915 shares of Common Stock issuable upon exercise of outstanding options exercisable as of May 19, 1997 (or within 60 days after such date). Also includes 40,000 shares of Common Stock held of record by the Swanson Family Fund, L. P., of which Mr. Swanson is a general partner and a limited partner.

 (8) Includes 20,000 shares of Common Stock issuable upon exercise of outstanding options exercisable as of May 19, 1997 (or within 60 days after such date). Also includes 25,000 shares of Common Stock held of record by Mr. Lewis' wife. Mr. Lewis disclaims beneficial ownership of such shares.

 (9) Includes 61,690 shares of Common Stock issuable upon exercise of outstanding options exercisable as of May 19, 1997 (or within 60 days after such date).

(10) Represents 54,916 shares of Common Stock issuable upon exercise of outstanding options exercisable as of May 19, 1997 (or within 60 days after such date). Excludes 12,000 shares owned by Strovest Holdings, Inc., of which Mr. Strong is Chairman, and 209,000 shares owned by Environmental Capital Corporation, a subsidiary of Strovest Holdings, Inc. Mr. Strong disclaims beneficial ownership of such shares.

(11) Includes 12,446 shares of Common Stock issuable upon exercise of outstanding options exercisable as of May 19, 1997 (or within 60 days after such date).

(12) Represents 17,500 shares of Common Stock issuable upon exercise of outstanding options exercisable as of May 19, 1997 (or within 60 days after such date).

(13) Includes 3,559,399 shares of Common Stock issuable upon exercise of outstanding options exercisable as of May 19, 1997 (or within 60 days after such date).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors and executive officers and any persons holding more than 10% of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these due dates during 1996. Based on a review of the forms filed by the above persons, the Company believes that all of these filing requirements were timely satisfied by its directors, executive officers and 10% holders, with the exception of Mr. Haney, who on one occasion was late in filing the appropriate form documenting one open market purchase transaction, and Ian C. Yates, a former Vice President of the Company, who on two occasions after departing from the Company was late in reporting a total of five option exercise transactions. In making this statement, the Company has relied upon the written representations of its directors, officers and ten percent holders and copies of the reports that have been filed with the SEC.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     The Board of Directors is currently set at seven members, each of whom is elected to hold office until the next annual meeting of stockholders, or special meeting in lieu thereof, and until their respective successors are duly elected and qualified. James B. Anderson has informed the Board that he will not stand for reelection as a Director of the Company in order to pursue other interests. The Board has nominated all of the remaining current members of the Board for reelection. The Board of Directors intends to name a replacement for Dr. Anderson and will reduce the size of the Board to six members in accordance with the By-Laws of the Company until a suitable candidate is identified. The Board of Directors also may increase the size of the Board beyond seven members if more than one suitable candidate is identified.

     Unless authority to do so is withheld, the persons named in each proxy (and/or their substitutes) will vote the shares represented thereby "FOR" the election of the director nominees named below. If for any reason any nominee is not a candidate (which is not now expected), a new nominee will be designated by the Board to fill such vacancy, unless the Board of Directors reduces the number of directors in accordance with the By-Laws of the Company. Each nominee for director will be elected to the Board of Directors if such nominee receives votes representing a plurality of the shares of Common Stock voted on his nomination at the Meeting, in person or by proxy.

INFORMATION AS TO DIRECTORS AND EXECUTIVE OFFICERS

     There is shown below for each director and executive officer, as reported to the Company, the name, age and family relationship, if any, with any other director or officer; the principal occupation and employment over at least the last five years; the position, if any, with the Company; the period of service as a director or officer of the Company; and certain other directorships held.

                                                                                   DIRECTOR/OFFICER
               NAME                    AGE               OFFICE HELD                    SINCE
-----------------------------------    ---     --------------------------------    ----------------
William M. Haney, III..............    35      Chairman of the Board of                  1989
                                               Directors, President and Chief
                                               Executive Officer
Christopher J. Nagel, Sc.D.........    39      Vice President of Process                 1989
                                               Fundamentals/Founding Scientist
                                               and Director
Peter A. Lewis(1)..................    66      Director                                  1993
John T. Preston(1)(2)..............    47      Director                                  1989
Maurice F. Strong..................    68      Director                                  1992
Robert A. Swanson..................    49      Director                                  1992
Eugene Berman......................    55      Vice President of Government and          1992
                                               External Affairs
Benjamin T. Downs..................    34      Executive Vice President of               1990
                                               Finance and Administration and
                                               Chief Financial Officer
William J. Garner..................    58      Vice President of Design and              1996
                                               Development
Victor E. Gatto, Jr................    50      Vice President, Government and            1993
                                               Nuclear Sales
Ethan E. Jacks.....................    43      Vice President and General                1991
                                               Counsel
G. Earl McConchie..................    46      Vice President of Sales and               1996
                                               Marketing
Katharyn F. Santoro................    43      Vice President of Human                   1994
                                               Resources
Charles W. Shaver..................    38      Chief Operating Officer                   1996

---------------

(1)  Currently a member of the Compensation Committee.

(2)  Currently a member of the Audit Committee.

     WILLIAM M. HANEY, III, has served as a Director of the Company since December 1989 and as its Chairman of the Board, President and Chief Executive Officer since June 1990. In 1989, Mr. Haney founded Energy BioSystems Corporation, a developer of microbial systems for desulfurizing hydrocarbons, and served as a member of its Board of Directors from 1989 to 1993. Mr. Haney serves or has served as a member of the President's Circle of the National Academy of Sciences, on boards for the United States Department of Commerce, the Environmental Protection Agency, Harvard University and the World Resources Institute relating to technology innovation and environmental issues, and on the board of WGBH-Boston. Mr. Haney holds an A.B. degree from Harvard University.

     CHRISTOPHER J. NAGEL, SC.D., has served as a Director of the Company since November 1989 and as Vice President of Process Fundamentals/Founding Scientist since October 1996. From August 1994 until October 1996, Dr. Nagel served as Executive Vice President of Science and Technology, and from 1990 until August 1994, Dr. Nagel served as Senior Vice President of Science and Technology. From 1986 until 1991, Dr. Nagel was a doctoral student in the School of Chemical Engineering at Massachusetts Institute of Technology ("M.I.T."). Dr. Nagel holds a Sc.D. in Chemical Engineering from M.I.T. and a B.S. in Chemical Engineering from Michigan Technological University.

     PETER A. LEWIS has served as a Director of the Company since June 1993. Mr. Lewis was a general partner of Lazard Freres & Co. from 1969 until January 1993, concentrating primarily in the area of domestic and international mergers and acquisitions. Since January 1993, Mr. Lewis has been a limited partner of Lazard Freres & Co. and has served as a limited managing director since 1995. From 1966 to 1969, Mr. Lewis served as Deputy Assistant Secretary in the United States Department of Housing and Urban Affairs and Assistant Director of the United States Bureau of the Budget. Mr. Lewis is also a director of Breed Technologies, Inc., a manufacturer of automobile components, and certain privately held companies. Mr. Lewis holds an M.B.A. from the Harvard Graduate School of Business, an M.A. from the Harvard Asian Studies Program and an A.B. from Harvard College.

     JOHN T. PRESTON has served as a Director of the Company since December 1989. Mr. Preston has been the President of Quantum Energy Technologies Corporation, a technology-based startup company working on products to improve energy efficiency in lighting, combustion and other areas, since January 1996. Prior to that, Mr. Preston was the Director of Technology Development at M.I.T. from 1992 to the end of 1995, and the Director of the M.I.T. Technology Licensing Office from 1986 to 1992. Mr. Preston has been a member of the Board of Directors of Energy BioSystems Corporation since 1991 and is a member of the Board of Directors of Clean Harbors, Inc., as well as several privately held companies. Previously, Mr. Preston was a founder of Visual Communication Network and Associate Director of the M.I.T. Industrial Liaison Program. Mr. Preston holds an M.B.A. from Northwestern University and a B.S. in Physics from the University of Wisconsin.

     MAURICE F. STRONG has served as a Director of the Company since 1989 except during the period of May 1990 to September 1992. Mr. Strong currently is the Executive Coordinator for U.N. Reform, and has been the Chairman of Strovest Holdings, Inc. since 1983. From December 1992 to December 1996, Mr. Strong was Chairman of Ontario Hydro, a major Canadian utility, and was its Chief Executive Officer from December 1992 to November 1995. From March 1990 to August 1992, Mr. Strong was Under Secretary General of the United Nations, Secretary-General of the 1992 U.N. Conference on Environment and Development, and Chairman of the Earth Summit. Mr. Strong is currently Senior Adviser to the President of the World Bank, Chairman of Quantum Energy Technologies Corporation, and a member of the Board of Directors of several other companies. Mr. Strong also is Chairman of the Earth Council Institute and the World Resources Institute and is affiliated with numerous environmental, humanitarian and development organizations.

     ROBERT A. SWANSON has served as a Director of the Company since March 1992. Mr. Swanson, a founder of Genentech and its Chief Executive Officer from 1976 to 1990, was its Chairman of the Board from 1990 to 1996. Currently, Mr. Swanson is the Chairman of K&E Management, Ltd., a private investment management company. Prior to forming Genentech, Mr. Swanson was a partner with Kleiner & Perkins, a venture capital partnership, and from 1970 to 1974 he was an investment officer with Citicorp Venture Capital Ltd. Mr. Swanson serves on the Board of Fellows of the Faculty of Medicine at Harvard University, and is a member of the Biology Visiting Committee of, and has served as a Trustee for, M.I.T. Mr. Swanson is a member of the Royal Swedish Academy of Engineering Sciences. Mr. Swanson holds an S.M. from M.I.T.'s Sloan School of Management and a B.S. in Chemistry from M.I.T.

     EUGENE BERMAN joined the company as Vice President of Regulatory and Community Affairs of the Company in May 1992, and now serves as Vice President of Government and External Affairs. Prior to joining the Company, Mr. Berman was a contract partner responsible for environmental matters, with particular emphasis on permitting and environmental compliance, in the law firm of Gaston & Snow from May 1989 to September 1991 and a partner in the law firm of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo from October

1991 to April 1992. Mr. Berman holds a J.D. from Georgetown University Law Center and holds a B.S. in Chemical Engineering from the University of Pennsylvania.

     BENJAMIN T. DOWNS joined the Company in June 1990 and served as Vice President of Finance and Administration and Treasurer of the Company from August 1990 until May 1995. Since May 1995, Mr. Downs has served as Executive Vice President of Finance and Administration and Treasurer. Mr. Downs was the Vice President of Finance and Administration of Energy BioSystems Corporation, a developer of microbial systems for desulfurizing hydrocarbons, from December 1989 until December 1991. Mr. Downs was a founder of Nexus Development in 1989, a communications software development firm that was sold to Microcom in 1989. Prior to founding Nexus in 1989, Mr. Downs was employed by Intel Corporation from 1984 to 1989 where his responsibilities included financial accounting, budgeting and the development of the corporate financial forecasting system. Mr. Downs holds an A.B. from Harvard University.

     WILLIAM J. GARNER joined the Company in August 1996 as Vice President of Design and Development. Mr. Garner was the Director, Process Research and Development, of the Polyolefins Division of Union Carbide Corporation from September 1990 to August 1996. He held a number of management positions at Union Carbide from 1975, all associated with the development, design, commercialization and licensing of Union Carbide's leading UNIPOL(R) polymers technology. During Mr. Garner's tenure at Union Carbide, this technology was extended to over 110 reactors worldwide and 12 million tons of annual capacity. Mr. Garner holds a B.S. and M.S. in Chemical Engineering from Texas A&M University and an M.S. in Industrial Hygiene from the University of Pittsburgh.

     VICTOR E. GATTO, JR., ED.D., joined the Company as Director of Government Affairs in February 1992, served as Vice President of Government and Nuclear Business from September 1993 to March 1997, and currently serves as Vice President of Government and Nuclear Sales. From 1991 to February 1992, Dr. Gatto was an independent consultant assisting start-up companies with innovative technologies in the areas of government, political and regulatory affairs at the state and federal level. From 1990 to 1991, Dr. Gatto was Finance Director of the Massachusetts Republican Party. From 1987 to 1990, Dr. Gatto was employed by Davidson College. Dr. Gatto holds an Ed.D., an Ed.M. and an A.B. from Harvard University.

     ETHAN E. JACKS has served as Vice President and General Counsel since November 1991 and as Secretary or Assistant Secretary of the Company since August 1990. From 1990 to 1991, Mr. Jacks was a partner in the Corporate and Finance Department of the law firm of McDermott, Will & Emery. Prior to joining McDermott, Will & Emery, he was a partner in the Corporate and Finance Department of Fine & Ambrogne from 1987 to 1990. Mr. Jacks holds a J.D. from Georgetown University Law Center, an S.M. from the Sloan School of Management at M.I.T. and a B.S. from M.I.T.

     G. EARL MCCONCHIE joined the Company as Vice President of Chemicals and Plastics Business in April 1996, and currently serves as Vice President of Sales and Marketing. Since 1972, Mr. McConchie has held a number of management positions at the Dow Chemical Company ("Dow"), one of the largest U.S. based chemical companies. From 1992 to April 1996, Mr. McConchie served as the Global Business Director and Global R&D Director of Dow's RCl, HCl and Incineration Business, where he was responsible for business management and technology development and implementation, involving 12 major manufacturing sites and global business. Mr. McConchie holds a B.S. in Chemical Engineering from Virginia Tech.

     KATHARYN F. SANTORO joined the Company as Vice President of Human Resources in January 1994. Ms. Santoro had previously been employed by Thinking Machines Corporation, a supercomputer manufacturer, as Director of Human Resources since 1989 and prior to that was Director of Human Resources for Lotus Development Corporation, a software company. Ms. Santoro holds a B.A. in Psychology from the University of California, Santa Barbara and an M.Ed. in Counseling Psychology from Boston College.

     CHARLES SHAVER joined the Company as Vice President of Manufacturing in August 1996, and is currently the Chief Operating Officer. Mr. Shaver joined MMT after a most recent assignment as leader for the Epoxy Products Business Unit at Dow Chemical. The Epoxy Products Business Unit of Dow represented $1.5 billion in sales and over 20 manufacturing sites around the world, employing over 1,200 people. Mr. Shaver had been in a number of management and engineering leadership roles across a wide variety of business and technologies within Dow Chemical from 1980 to 1996. Mr. Shaver hold a B.S. in Chemical Engineering from Texas A&M University.

COMPENSATION OF DIRECTORS

     Except for the option grants described below, Directors do not receive compensation for services on the Board of Directors or any committee thereof. The Company reimburses Directors for expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof.

     In September 1993, March 1994 and March 1996, the Board of Directors of the Company amended the Company's Amended and Restated 1989 Long Term Incentive Compensation Plan (the "1989 Plan") to provide for the automatic grant of stock options (the "Formula Grants") to directors who are not officers or employees of the Company ("Non-Employee Directors"). These amendments were approved by the stockholders of the Company at the 1994 Annual Meeting of Stockholders and at the 1996 Annual Meeting of Stockholders. A Formula Grant will be granted to any Non-Employee Director who is elected to the Board of Directors, will be for 25,000 shares of Common Stock, will vest over 20 quarters and will be exercisable at the fair market value as of the date of the Formula Grant. Each Non-Employee Director will be eligible to receive an additional Formula Grant upon his or her reelection to the Board of Directors each time the previous Formula Grant has fully vested.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     During fiscal 1996, the Audit Committee of the Board of Directors consisted of Mr. John T. Preston and Dr. James B. Anderson. This committee met once in fiscal 1996. The functions of the Audit Committee include: (1) making recommendations to the Board of Directors with respect to the engagement of the Company's independent accountants; (2) reviewing the audit plans developed by the independent accountants for the annual audit of the Company's books and records and the results of such audit; (3) reviewing the annual financial statements; (4) reviewing the professional services provided by the independent accountants and the accountants' independence; and (5) reviewing the adequacy of the Company's system of internal controls and the responses to management letters issued by the independent accountants. Mr. Peter L. Lewis will be taking Dr. Anderson's place on the Audit Committee after the Meeting.

     During fiscal 1996, the Compensation Committee of the Board of Directors consisted of Messrs. Peter A. Lewis and John T. Preston. During the 1996 fiscal year, this committee met twice and acted four other times by written consent. The principal functions of the Compensation Committee are to review and approve salary plans and bonus awards, as well as other forms of compensation, and to administer the 1989 Plan and the Company's 1993 Employee Stock Purchase Plan pursuant to the terms of such plans.

     The Company does not have a nominating committee or committee performing a similar function.

     During fiscal 1996, the Board of Directors met six times and acted five other times by written consent. Each director attended at least 75% of the Board meetings and the meetings of Board committees on which he served.

     In April 1997, the Board of Directors appointed a committee of three outside directors to review matters concerning the Company's financial statements for the year ended December 31, 1996 and the allegations in the securities class action suits described in "Certain Transactions -- Legal Proceedings" below. The committee has completed its review of matters affecting the presentation of the Company's financial statements, including the restatement of the Company's quarterly results of operations for the periods ended June 30, 1996 and September 30, 1996 discussed in Note 17 to the financial statements.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The table below sets forth certain summary compensation information for the three years ended December 31, 1996 with respect to the Company's Chief Executive Officer and the four other most highly compensated officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                                                      -------------------------------------
                                        ANNUAL COMPENSATION           RESTRICTED     SECURITIES
                                   ------------------------------       STOCK        UNDERLYING      LTIP        ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR     SALARY(1)      BONUS        AWARDS        OPTIONS       PAYOUTS     COMPENSATION
---------------------------------  ----     ---------     -------     ----------     ----------     -------     ------------
William M. Haney, III............  1996     $335,000      $    --                       30,100        --          $18,140(2)
    Chairman, Chief Executive      1995     $289,167(3)        (4)          --          14,826        --          $26,777(5)
    Officer and President          1994     $280,000           --           --         108,000        --          $17,119(6)

Christopher J. Nagel, Sc.D.......  1996     $201,333      $11,250           --          39,000        --          $69,022(7)
    Vice President of Process      1995     $192,000      $21,600           --             100        --          $24,724(8)
    Fundamentals and Founding      1994     $182,801      $   310           --          54,000        --          $45,897(9)
    Scientist

Benjamin T. Downs................  1996     $190,833      $    --           --          35,250        --          $   146(10)
    Executive Vice President of    1995     $135,993      $19,125           --           7,600        --          $   146(11)
    Finance and Administration     1994     $143,310      $32,448           --          43,400        --          $   100(12)
    and Chief Financial Officer

G. Earl McConchie(13)............  1996     $163,457      $ 7,031       40,000          50,000        --          $68,587(14)
    Vice President of Sales and
    Marketing

Victor E. Gatto, Jr..............  1996     $174,646      $ 6,750           --          45,250        --          $   949(15)
    Vice President of Government   1995     $151,000      $55,000           --             100        --          $   569(16)
    and Nuclear Sales              1994     $143,906      $15,310           --          72,175        --          $   348(17)

---------------

 (1) Salary includes amounts deferred pursuant to the Company's 401(k) Plan.

 (2) Represents a payment of $17,876 to Mr. Haney to reimburse him for the cost of a personal life insurance policy maintained by him and $264 in term life insurance premiums on a group policy maintained by the Company.

 (3) Includes $9,167 paid to Mr. Haney in 1996 for a salary increase that was retroactive to 1995.

 (4) Mr. Haney directed that his bonus for 1995, $100,800, be paid by the Company to a charitable foundation designated by Mr. Haney.

 (5) Represents a payment of $26,561 to Mr. Haney to reimburse him for the cost of a personal life insurance policy maintained by him and $216 in term life insurance premiums on a group policy maintained by the Company.

 (6) Represents a payment of $16,903 to Mr. Haney to reimburse him for the cost of a personal life insurance policy maintained by him and $216 in term life insurance premiums on a group policy maintained by the Company.

 (7) Represents a payment of $24,475 to Dr. Nagel to reimburse him for the cost of a personal life insurance policy maintained by him, $198 in term life insurance premiums on a group policy maintained by the Company and a payment of $44,349 pursuant to a Technical Assignment Agreement between the Company and Dr. Nagel dated May 31, 1990.

 (8) Represents a payment of $24,526 to Dr. Nagel to reimburse him for the cost of a personal life insurance policy maintained by him, and $198 in term life insurance premiums on a group policy maintained by the Company.

 (9) Represents a payment of $24,547 to Dr. Nagel to reimburse him for the cost of a personal life insurance policy maintained by him, $187 in term life insurance premiums on a group policy maintained by the Company and $21,163 in interest forgiven by the Company on a $400,000 note, which was paid in full in December 1994.

(10) Represents $146 in term life insurance premiums on a group policy maintained by the Company.

(11) Represents $146 in term life insurance premiums on a group policy maintained by the Company.

(12) Represents $100 in term life insurance premiums on a group policy maintained by the Company.

(13) Mr. McConchie became an employee of the Company in April 1996.

(14) Represents $68,067 for reimbursement of relocation expenses, and $522 in term life insurance premiums on a group policy maintained by the Company.

(15) Represents $749 in term life insurance premiums on a group policy maintained by the Company, and $200 payment of a life-cycle account maintained by the Company.

(16) Represents $369 in term life insurance premiums on a group policy maintained by the Company, and $200 payment of a life-cycle account maintained by the Company.

(17) Represents $348 in term life insurance premiums on a group policy maintained by the Company.

     Option Grants in Last Fiscal Year. The following table sets forth information as to stock options granted for the year ended December 31, 1996 to each of the individuals listed in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                          --------------------------------------------------------------   VALUE OF ASSUMED ANNUAL
                          NUMBER OF     % OF TOTAL                                           RATES OF STOCK PRICE
                          SECURITIES     OPTIONS                                           APPRECIATION FOR OPTION
                          UNDERLYING    GRANTED TO       EXERCISE                                  TERM(3)
                           OPTIONS     EMPLOYEES IN       PRICE           EXPIRATION       ------------------------
          NAME             GRANTED     FISCAL YEAR     ($/SHARE)(1)         DATE(2)            5%           10%
------------------------- ---------    ------------    ------------    -----------------   ----------    ----------
William M. Haney, III....      100(4)      0.01%          $37.25       January 25, 2006    $    2,343    $    5,937
                            60,000(5)      6.44%          $31.75       May 7, 2006         $1,198,044    $3,036,079

Christopher J. Nagel,
  Sc.D...................      100(4)      0.01%          $37.25       January 25, 2006    $    2,343    $    5,937
                             8,900(6)      0.95%          $35.75       March 1, 2006       $  200,099    $  507,089
                            30,000(5)      3.22%          $31.75       May 7, 2006         $  599,022    $ 1518,040

Benjamin T. Downs........      100(4)      0.01%          $37.25       January 25, 2006    $    2,343    $    5,937
                             5,150(6)      0.55%          $35.75       March 1, 2006       $  115,787    $  293,428
                            30,000(5)      3.22%          $31.75       May 7, 2006         $  599,022    $1,518,040

G. Earl McConchie........   50,000(7)      5.37%          $34.75       April 15, 2006      $1,092,704    $2,769,128

Victor E. Gatto, Jr......      100(4)      0.01%          $37.25       January 25, 2006    $    2,343    $    5,937
                            15,150(6)      1.62%          $35.75       March 1, 2006       $  340,617    $  863,191
                            30,000(5)      3.22%          $31.75       May 7, 2006         $  599,055    $1,518,040

---------------

(1) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date.

(2) The term of each option may not exceed 10 years (except that with respect to any optionee who owns more than 10% of the total combined voting power of all classes of stock of the Company, the term may not exceed five years if such option is an "incentive stock option").

(3) There is no assurance provided to any officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the officers.

(4) These stock options, granted in January 1996, were granted to each employee of the Company and were vested at time of grant.

(5) These stock options, granted in May 1996, vest over a 4 year period, with 10% vesting in May 1997, 15% vesting in May 1998, 25% vesting in May 1999, and 50% vesting in May 2000.

(6) These stock options, granted in March 1996, vest over a 5 year period with 20% vesting in each November 1997, November 1998, November 1999, November 2000 and November 2001.

(7) These stock options, granted in April 1996, vest over a 5 year period with 20% vesting in each April 1997, April 1998, April 1999, April 2000 and April 2001.

    Option Exercises in Last Fiscal Year. The following table sets forth information as to options exercised during the year ended December 31, 1996 and as to unexercised options held at the end of such fiscal year by the individuals listed in the Summary Compensation Table.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                      OPTIONS                IN-THE-MONEY OPTIONS
                                SHARES                          AT FISCAL YEAR END           AT FISCAL YEAR END (1)
                              ACQUIRED ON     VALUE       ------------------------------   ---------------------------
            NAME               EXERCISE      REALIZED     EXERCISABLE      UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------- -----------   ----------    ------------     -------------   -----------   -------------
William M. Haney, III........    86,000     $2,977,400        671,811          91,781      $ 6,474,424     $     --
Christopher J. Nagel,
  Sc.D.......................        --     $       --      2,040,126          60,900      $20,206,349     $     --
Benjamin T. Downs............   105,000     $2,243,100        198,348          98,842      $ 1,988,031     $317,322
G. Earl McConchie............        --     $       --             --          50,000      $        --     $     --
Victor E. Gatto, Jr..........     2,800     $   92,470         46,827         101,923      $    40,794     $ 95,200

---------------

(1) Calculated on the basis of the closing price of the Common Stock on December 31, 1996 of $11.75 per share, as reported by the Nasdaq National Market, minus the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. Peter A. Lewis, a member of the Compensation Committee, is a limited partner of Lazard Freres & Co. ("Lazard") and has served as a limited managing director of Lazard since 1995. During 1996, Lazard was a lead underwriter of an offering of $143,750,000 of convertible notes issued by the Company. The Company and John T. Preston, a member of the Compensation Committee, are parties to a Consulting Agreement pursuant to which Mr. Preston will provide advice on technology implementation, business planning, and other projects assigned from time to time by senior management of the Company. Pursuant to the Consulting Agreement, the Company pays Mr. Preston a retainer of $3,334 per month. The Agreement has a one year term, and renews automatically for successive one year terms unless terminated by either party. To the Company's knowledge, there were no other relationships involving members of the Committee requiring disclosure in this proxy statement.

     The Company's Compensation Committee currently consists of Messrs. Lewis and Preston.

EXECUTIVE EMPLOYMENT AGREEMENTS

     William M. Haney, III, is employed under an Employment Agreement with the Company effective as of June 30, 1990. Under the terms of the Employment Agreement as amended to date, which includes confidentiality and non-competition provisions, Mr. Haney currently receives an annual salary of $266,000, and is eligible to receive an annual performance bonus. Mr. Haney also received 8,000 vested stock options in connection with a voluntary reduction of 20% of his base salary for 1997 from $335,000 to $266,000. The agreement also provides for (i) a non-qualified stock option for the purchase of 666,666 shares of Common Stock at an exercise price of $.60 per share which was granted to Mr. Haney in October 1991, (ii) payments towards a personal life insurance policy and (iii) a severance payment, payable in the event Mr. Haney's employment with the Company is terminated without cause or is constructively terminated, equal to the present value of the amount of compensation Mr. Haney would have otherwise received from the Company during the three-year period following such termination. In addition, the agreement provides for certain registration rights in respect of the shares of Common Stock owned by Mr. Haney.

     G. Earl McConchie, the Company's Vice President of Sales and Marketing, and the Company are parties to an Employment Agreement effective as of April 1996. The Employment Agreement, which includes confidentiality and non-competition provisions, provides that if Mr. McConchie's employment with the Company is terminated without cause, the Company will be required to pay him severance at his then current salary until the earlier of (i) Mr. McConchie finding alternative employment with compensation equal to at least 50% of his base salary or (ii) five years from the date of termination.

        COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of two directors, Peter A. Lewis and John T. Preston, neither of whom is an officer or employee of the Company. The Compensation Committee is responsible for evaluating the performance of management, determining policies for establishing compensation for executive officers of the Company, determining the compensation for the Chief Executive Officer of the Company and administering the 1989 Plan and the Company's 1993 Employee Stock Purchase Plan.

COMPENSATION PHILOSOPHY

     The Company's executive officers are compensated by salary, bonuses and with stock option awards. The Company's compensation philosophy continues to be to attract high caliber executive officers and provide them superior compensation, including incentive stock option plans, which reward them in a manner consistent with the success of the Company, and judge their performance against high standards of achievement. The Company's executive compensation practices have been influenced by the need to assemble a talented executive team and maintain a high level of motivation and performance during the commercialization stage of the Company's growth.

     One of the goals of the Company's compensation programs is to control fixed compensation costs by increasing base salaries in line with cost of living, average wage increases and other economic indicators. The financial opportunities to motivate and reward executive officers and unite executive compensation with the interests of Company shareholders are delivered in the form of variable compensation, specifically, bonuses and stock option grants. This ensures that financial rewards to executives are greater only when the Company is successful in achieving its goals.

STOCK OPTION AWARDS

     The Compensation Committee continues to believe that stock options have been and will continue to be an excellent vehicle for compensating and incenting employees. To date, all full-time employees of the Company have received a stock option award as part of their compensation. Because the option exercise price for the employee is generally the fair market value of the stock on the date of grant, employees recognize a gain only if the value of the stock increases.

     Annual stock option grants are made to key employees as a long term incentive, based on the attainment of corporate and individual goals. This practice results in regular, recurring grants which are made simultaneously to all key employees. Simultaneous grants assure that no individual ends up with a price advantage on any given grant, while recurring grants average out the effects of price fluctuations. The Company believes this method of distribution consistently rewards employees for their ongoing contributions and maintains a long term incentive and retention leverage for the Company. The amount of the annual grant is targeted to be equivalent to comparable high technology companies.

     Stock option awards to new employees, including executive officers, as well as additional option awards to existing employees, generally will vest in annual increments of 20%. The Company believes that this type of vesting is appropriate at this stage in the Company's development and is consistent with the practice of other high technology companies.

COMPENSATION FOR FISCAL 1996 FOR EXECUTIVE OFFICERS OTHER THAN CHIEF EXECUTIVE OFFICER

     The Company's executive compensation program is comprised of base pay, short term cash incentives and long term incentives in the form of annual stock option grants. Each executive officer is eligible to receive a bonus, payable in early 1997, for the combined achievement of both corporate and individual goals established at the beginning of 1996. In addition, as discussed above, executive officers also will receive stock option grants on an annual basis. The actual amount of the grant will be based on the individual's salary and comparable long term compensation market data for each executive.

  Base Compensation.

     An executive officer's base compensation is established initially through negotiation at the time the executive is first hired, and is subject to change when such officer's base compensation is reviewed due to changes in responsibility or other relevant factors. The base salaries of the Company's executive officers, including Mr. Haney, also are evaluated annually with the assistance of an independent outside consultant. The Compensation Committee has given to Mr. Haney the discretion to negotiate and fix the base compensation of all executive officers other than himself. Mr. Haney consults with the Compensation Committee in this regard.

     A total of two executive officers, other than Mr. Haney, received an aggregate of approximately $27,820 in base salary increases in 1996 as a reward for their contributions to the Company. In lieu of a salary increase, a total of four executive officers received a merit increase in the form of stock options described in the bonus section below, as a reward for their contributions to the Company.

  Bonuses

     The Compensation Committee has given Mr. Haney the discretion to award bonuses to executive officers other than himself although the Compensation Committee approves any such bonuses which take the form of stock option awards. A total of approximately $54,000 in cash bonuses and 16,198 fully vested stock options, in lieu of a cash bonus and/or salary increase, was awarded to nine executive officers (other than Mr. Haney) during 1996 for contributions made in connection with the attainment of corporate and individual goals.

ADDITIONAL STOCK OPTION AWARDS

     Consistent with the Company's philosophy to recognize and compensate its executives with stock options, the Company awarded to a total of nine executive officers (other than Mr. Haney) stock options for up to 240,739 shares in the aggregate. Of this amount, 170,000 options were awarded as retention bonuses to key executives. These retention options will vest over a four year period as follows: 10% in the first year, 15% in the second year, 20% in the third year, and the remaining 50% in the fourth year. The options were granted in May 1996 at $31.75 per share, the fair market value of the common stock on that date. The remaining 70,739 stock options vest in annual increments of twenty percent (20%) over the next five years. All options have an exercise price equal to the fair market value of the Common stock at the date of grant.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     During 1996 Mr. Haney's base compensation was $335,000. In September 1996, Mr. Haney's base compensation was evaluated by an independent outside consultant and an appropriate salary increase was recommended. However, based on the Company's performance in 1996, Mr. Haney and the Compensation Committee agreed that Mr. Haney would not take the recommended salary increase and would receive 8,000 fully vested stock options in connection with a voluntary reduction of 20% of his base salary for 1997 from $335,000 to $266,000. The options were granted March 1, 1997 at $11 3/8 per share, the fair market value of the common stock on that date.

     Pursuant to Mr. Haney's Employment Agreement, Mr. Haney is entitled to an annual bonus based upon satisfactory accomplishment of performance goals agreed upon annually by Mr. Haney and the Compensation Committee. For 1996, Mr. Haney and the Compensation Committee agreed that Mr. Haney's bonus would be tied to the Company's achievement of corporate goals. Based on the Company's performance with respect to such goals, Mr. Haney did not receive a bonus for 1996.

     Under the Company's long term incentive program, Mr. Haney was eligible for an annual stock option grant. The Compensation Committee awarded him 20,300 stock options. The options were granted March 1, 1997 at $11 3/8 per share, the fair market value of the Common Stock on that date, with a five year vesting provision. The actual number of shares was based on market data of long term compensation for CEOs in companies in comparable stages of development.

     Mr. Haney also received a retention bonus offered to key executives of the Company. In May 1996, the Compensation Committee awarded Mr. Haney 60,000 stock options which will vest over a four year period as follows: 10% in the first year, 15% in the second year, 25% in the third year, and the remaining 50% in the fourth year. These stock options have an exercise price of $31.75 per share, the fair market value of the Common Stock at the date of the grant.

CONCLUSION

     The Compensation Committee believes that to date the Company's compensation practices for its executive officers are appropriate for technology-based growth companies at the stage of commercializing a new technology with expected broad marketplace acceptance. The Company's use of a combination of cash and stock options to provide salary increases and bonuses to executive officers is consistent with the Company's objective to highly motivate the executive officers to achieve the Company's goals, to link executive compensation to the Company's performance and to unite executive compensation with the interests of the Company's shareholders.

                                          Peter A. Lewis
                                          John T. Preston

                              CERTAIN TRANSACTIONS

     In October 1996, the Company and Maurice F. Strong, a director of the Company, entered into a Consulting Agreement pursuant to which Mr. Strong will provide advice on the design and implementation of international sales and marketing strategy for the Company's products and technology, and will assist in negotiating transactions with international customers. Pursuant to the Consulting Agreement, the Company granted to Mr. Strong a non-qualified option to purchase 10,000 shares of Common Stock at an exercise price of $34.75 per share, which was the closing price of the Common Stock on the date of grant. The stock option vests in five annual installments of 2,000 shares, provided that Mr. Strong is then being retained by the Company under the Consulting Agreement. In addition, the Company will pay Mr. Strong a retainer of $5,000 per month. The Agreement has a one year term, and renews automatically for successive one year terms unless terminated by either party.

     The Company and John T. Preston, a director of the Company, are parties to a Consulting Agreement pursuant to which Mr. Preston will provide advice on technology implementation, business planning, and other projects assigned from time to time by senior management of the Company. Pursuant to the Consulting Agreement, the Company pays Mr. Preston a retainer of $3,334 per month. The Agreement has a one year term, and renews automatically for successive one year terms unless terminated by either party.

     Peter A. Lewis, a director of the Company, is a limited partner of Lazard Freres & Co. ("Lazard") and has served as a limited managing director of Lazard since 1995. During 1996, Lazard was a lead underwriter of an offering of $143,750,000 of convertible notes issued by the Company.

     In August 1996, December 1996 and January 1997, the Company loaned G. Earl McConchie, an officer of the Company, a total of $60,000, bearing interest at 8.25% per year, payable on the earlier of (a) the sale of Mr. McConchie's house in Texas, or (b) 30 days after Mr. McConchie's termination of employment with the Company.

     The Company may make loans to affiliates in the future, subject to approval by the Company's Board of Directors.

     During 1996, the Company granted Mr. McConchie 40,000 shares of restricted Common Stock as part of his employment agreement. 30,000 of these shares will be restricted for a period of five years. Restrictions on the remaining 10,000 shares will lapse at a rate of 25% per quarter beginning March 31, 1997.

     During 1996, the Company granted William J. Garner, an officer of the Company, 10,000 shares of restricted Common Stock as part of his employment agreement. The restrictions on these shares will lapse at a rate of 25% per quarter beginning March 31, 1997. In addition, the Company provided Mr. Garner with a $100,000 signing bonus as an incentive to join the Company and adjust to a higher cost of living in Massachusetts. Should Mr. Garner terminate his employment with the Company during his first year, he would be required to refund the entire amount of the bonus.

     In 1990, the Company purchased the rights to certain patents related to CEP from Christopher J. Nagel, an officer and a director of the Company, and a member of the Company's Technology Advisory Board for $1,500,000. Each of Dr. Nagel and the Technology Advisory Board Member are entitled to one-half of the aggregate purchase price. The purchase price is payable in annual payments of 25% of the Company's pre-tax profits, as defined in the purchase agreement, however, the Company may elect to accelerate the payments. As of December 31, 1996, a total of $57,055 had been paid to Dr. Nagel pursuant to this agreement.

     Legal Proceedings. In February and March 1997, purchasers of the Company's common stock filed five purported class action suits against the Company and certain of its present and former directors and executive officers in the United States District Court for the District of Massachusetts. The first suit, filed on February 12, 1997, and the fifth suit, filed on March 28, 1997, name the Company and Messrs. William M. Haney, III, Christopher J. Nagel, Benjamin T. Downs, Victor E. Gatto, Jr., Ian C. Yates, John T. Preston and Maurice F. Strong as defendants. The other three suits, filed on February 13, February 20, and February 27, 1997, each name the Company and Messrs. Haney, Nagel, Preston and Strong as defendants. The complaints variously allege that the Company and the individual defendants made false and misleading statements concerning the development and commercialization of CEP and the availability of research and development funding from the DOE, and disseminated financial statements not prepared in accordance with generally accepted accounting principles, in violation of Section 10(b) of the Securities Exchange Act of 1934 and state law. The complaints variously assert that the alleged false or misleading statements were made to inflate the price of the Company's common stock in order to facilitate its March 1996 offering of convertible subordinated notes, to reduce the number of shares contributed to M4 Environmental L.P. to match an investment by M4's co-owner, to enhance the value of stock or options held by the individual defendants, and to increase the price of stock sold by the individual defendants. Each of the suits seeks compensatory damages for alleged losses during the class periods (September 26, 1995 through October 21, 1996 in the first suit, March 28, 1995 through October 18, 1996 in three of the suits, and September 26, 1995 through October 20, 1996 in the fifth suit) as well as fees and costs. The suits are at an early procedural stage. While the Company has not yet filed answers to the complaints, the Company intends to deny liability. However, the ultimate outcome of the litigation cannot be determined at present.

     In April 1997, the Company and M4 Environmental, L.P. ("M4"), the Company's joint venture with Lockheed Martin Corporation, received subpoenas from the Office of the Inspector General ("OIG") of the Department of Energy which request various Company and M4 information and records. The OIG has not informed the Company or M4 of its reasons for requesting such information and records.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock to the NASDAQ Stock Market (U.S.) Index and to the Alex. Brown & Sons, Inc. Environmental Industry Universe Index since February 11, 1993 through December 31, 1996. The graph assumes that the value of an investment in the Company's Common Stock and each of the foregoing indices was $100 at February 11, 1993 and that all dividends were reinvested.







                        [INSERT C/R/C PERFORMANCE GRAPH]








                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     Based upon the recommendation of its Audit Committee, the Board of Directors has selected the firm of Price Waterhouse LLP as the independent accountants of the Company for the fiscal year ending December 31, 1997. Price Waterhouse LLP has acted in such capacity for the Company since the 1992 fiscal year. The Board will propose at the Meeting that the stockholders ratify this selection.

     Representatives of Price Waterhouse LLP are expected to be present at the Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

     The reports of Price Waterhouse LLP with respect to the Company's financial statements as of December 31, 1996, 1995, 1994, 1993 and 1992 did not contain any adverse opinions, nor were they qualified in any way.

     On March 27, 1997, M4 Environmental L.P. ("M4"), a joint venture between the Company and Lockheed Martin Corporation, engaged Price Waterhouse LLP to audit M4's financial statements for the fiscal year ended December 31, 1996. Price Waterhouse was engaged by M4 after Coopers & Lybrand L.L.P., the previous accountants for M4, resigned as M4's accountants on March 6, 1997. Coopers & Lybrand advised M4 that it had resigned as M4's accountants mainly because Price Waterhouse proposed to refer to Coopers & Lybrand's report on M4's financial statements in Price Waterhouse's audit of the Company's financial statements, and Coopers & Lybrand did not want to consent to such association. In its capacity as the Company's independent accountants, Price Waterhouse has not expressed reliance on any audit report of

Coopers & Lybrand relating to M4. Coopers & Lybrand's audit reports for M4 for the period from inception (August 1994) through the date of resignation did not contain any adverse opinions or disclaimer of opinions or qualifications or modifications as to uncertainty, audit scope or accounting principles, and there were no disagreements or reportable events (within the meaning of Item 304 of Regulation S-K) between M4 and Coopers & Lybrand during such period. Prior to the engagement of Price Waterhouse, M4 had not consulted with Price Waterhouse regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on M4's financial statements. The Company has consulted with Price Waterhouse, in Price Waterhouse's capacity as the Company's independent accountants, on various occasions with respect to transactions between the Company and M4.

     The affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, is required to ratify the appointment of Price Waterhouse LLP as the Company's accountants. If the proposal to ratify the appointment of Price Waterhouse LLP is not approved, the Board of Directors will select and appoint an independent accounting firm for the fiscal year ending December 31, 1997 without further stockholder action. The Board of Directors also retains the right to engage other accountants for the fiscal year ending December 31, 1997 in its discretion.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE SELECTION OF PRICE WATERHOUSE LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 MISCELLANEOUS

OTHER MATTERS

     The Board of Directors does not know of any other matters that may be presented at the Meeting, except for routine matters. If other business does properly come before the Meeting, however, the persons named on the accompanying proxy intend to vote on such matters in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED UPON WRITTEN REQUEST OF ANY STOCKHOLDER OF RECORD. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: BRIAN PAYEA, DIRECTOR OF INVESTOR RELATIONS, MOLTEN METAL TECHNOLOGY, INC., 400-2 TOTTEN POND ROAD, WALTHAM, MASSACHUSETTS 02154.

1998 STOCKHOLDER PROPOSALS

     In order for stockholder proposals to be presented at the Company's 1998 annual meeting of stockholders, such proposals must be received by the Secretary of the Company at the Company's principal office in Waltham, Massachusetts not later than January 1, 1998 for inclusion in the proxy statement for that meeting, subject to the applicable rules of the Securities and Exchange Commission. Delivery of such proposals should be by Certified Mail, Return Receipt Requested.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                            By Order of the Board of Directors

                                            ETHAN E. JACKS
                                            Secretary

Date: June 13, 1997

                                 DETACH HERE




                        MOLTEN METAL TECHNOLOGY, INC.
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   FOR ANNUAL MEETING OF STOCKHOLDERS TO BE
P                             HELD JULY 16, 1997

R               The undersigned hereby appoints William M. Haney, III and
         Benjamin T. Downs, each with the power to act without the other and
O with full power of substitution, as Proxies to vote, as designated on the reverse side, all stock of Molten Metal Technology, Inc. (the
X "Company") owned by the undersigned at the Annual Meeting of Stockholders to be held at the Wyndham Garden Hotel, 420 Totten Pond
Y        Road, Waltham, Massachusetts on Wednesday, July 16, 1997, at
         10:00 a.m., local time, upon such business as may properly come before the meeting, including the following set forth on the reverse side.


                                                                -------------
                                                                 SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SIDE
                                                                -------------


                                                            DETACH HERE


[X] Please mark
    votes as in
    this example.

    The shares represented by this proxy will be voted as directed below. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR
    MATTERS 1 AND 2.

    1.  Election as Directors of the six nominees listed below
        (except as indicated to the contrary below).                                                           FOR  AGAINST ABSTAIN
    NOMINEES: William M. Haney, III, Peter A. Lewis,                    2.  Approval of the selection of Price [ ]    [ ]     [ ]
    Christopher J. Nagel, John T. Preston, Maurice F. Strong,               Waterhouse LLP as the Company's
    Robert A. Swanson.                                                      independent accountants for its
                                                                            fiscal year ending December 31,
                  FOR       WITHHELD                                        1997.
                  [ ]         [ ]
                                                                        3.  In their discretion on any other matter that may
                                                                            properly come before the meeting and any adjournmments
    [ ] __________________________________________                          thereof.
        For all nominees except as noted above
                                                                                   MARK HERE               MARK HERE
                                                                                  FOR ADDRESS  [  ]       IF YOU PLAN   [  ]
                                                                                   CHANGE AND              TO ATTEND
                                                                                  NOTE AT LEFT            THE MEETING

                                                                        This proxy may be revoked prior to the exercise of the
                                                                        powers conferred by the proxy.

                                                                        IMPORTANT: Please sign exactly as name appears to the left.
                                                                        When signing on behalf of a corporation, partnership,
                                                                        estate, trust or in other representative capacity, please
                                                                        sign name and title. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person. For joint accounts, each joint owner
                                                                        must sign.


Signature: __________________________________ Date:__________    Signature: __________________________________ Date: ___________